Form C

Cover Page

Name of issuer:

Ipsento Coffee Co.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: IL

Date of organization: 11/21/2017

Physical address of issuer:

2035 N Western Avenue
Chicago IL 60647

Website of issuer:

http://ipsento.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

11,112

Price:

$27.00000

Method for determining price:

Pro-rated portion of the total principal value of $300,024; interests will be sold in increments of $27.00.

Target offering amount:

$300,024.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,013.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

35

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$457,083.00	$370,695.00
Cash & Cash Equivalents:	$25,887.00	$133,326.00
Accounts Receivable:	$35,618.00	$86,836.00
Short-term Debt:	$661,236.00	$284,289.00
Long-term Debt:	$259,582.00	$49,260.00
Revenues/Sales:	$1,935,160.00	$1,368,269.00
Cost of Goods Sold:	$943,410.00	$680,718.00
Taxes Paid:	$7,973.00	$6,834.00
Net Income:	($500,453.00)	($77,930.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Ipsento Coffee Co.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tim Taylor	Owner	Ipsento Coffee Co.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tim Taylor	CEO	2017
Tim Taylor	Owner	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tim Taylor	52019.0 Common Stock	97.2

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Labor shortages, an increase in labor costs, or an inability to attract employees could harm our business.

Our employees and our ability to deliver an enjoyable cafe experience to our customers will be essential to our operations. If we are unable to attract and retain enough qualified coffee personnel at a reasonable cost, and if they do not deliver an enjoyable customer experience, our results may be negatively affected. Additionally, competition for qualified employees could require us to pay higher wages, which could result in higher labor costs.

Competition

The cafe business is highly competitive. Although we believe we have a strong brand and will have strategic locations, there are many existing coffee shops in our market. Some of these competitors have substantial financial and marketing resources as well as a longstanding customer base. As a result, these competitors may be able to devote greater resources to marketing and sales than us. While we continue to retain customers where our current cafes exist, there can be no assurance that we will compete successfully in other neighborhoods.

Our Success Is Dependent On Our Current Management

Our success depends on key contributions and continuing involvement of our current management team. Our success also depends in significant part on our ability to attract and retain additional management and other personnel. While we do plan for turnover, abnormal or excessive turnover in a short period of time, especially with our existing management team, may impair our ability to successfully implement our growth plan. This could have a materially adverse effect on our business.

Risks of Borrowing

We may have to seek loans from financial institutions or other Individuals in the future. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility, and may require us to provide a security interest in our assets.

Product Liability

When dealing with a food product, there is always the risk of dealing with a product liability claim. Incurring such a claim could increase the cost of insurance. It could adversely affect our business operations and decrease sales.

Sales Trends

Our retail locations have historically shown seasonal sales dipping in the Chicago winter and rising in the summer. These trends need to be planned and budgeted for our margins to remain sustainable. Abnormally adverse weather does have the ability to slightly impact our projected sales.

Small management team

Currently Tim Taylor is the sole person on the management team which could be limiting.

We have rent and lease agreements could easily change and is therefore risky to potential investors.

We have had to acquire local licenses and permits to operate so are at risk of these being terminated by local authorities.

Due to the nature of our business we are susceptible to fluctuating costs of goods sold

We have multiple loans outstanding and may, due to unforeseen circumstances, be unable to pay them.

We have historical operating losses which may be concerning for potential investors.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$300,024**
Use of Proceeds:	Ipsento took on loan debt to open a second location. If we raise this minimum amount, we will pay off debts that will position us for immediate profitability. Profits will go toward the opening of our third retail location. Expansion will happen, albeit at a slower pace than if we reach our maximum fundraise target.

If we raise: **$500,013**

Use of Proceeds: We will use a large portion of this capital investment to convert our existing debt to partner equity. We will simultaneously use this investment to open new cafes in the Chicago area and expand our production capacity.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

This is a priced round. Ipsento Coffee Co. is offering up to 18,519 shares of Class B Common stock at $27 per share. The approximate pre-money valuation is $1,500,012.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock B	1,000,000	0	No
Common Stock A	1,000,000	55,556	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A is voting. Class B is non-voting.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

N/A

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Equity; also add this type of discussion to the "Debt" discussion above for convertible debt, as appropriate. Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	PNC Bank
Issue date	09/24/15
Amount	$50,000.00
Outstanding principal plus interest	$24,570.95 as of 12/20/17
Interest rate	6.05% per annum
Maturity date	09/24/19
Current with payments	Yes

Loan

Lender	Bolstr
Issue date	11/20/15
Amount	$130,000.00
Outstanding principal plus interest	$7,578.48 as of 12/22/17
Interest rate	0.0% per annum
Maturity date	01/15/18
Current with payments	Yes

"Loan from Shareholder" represents amounts due for working capital advances made by the Company's CEO and sole shareholder, or to affiliated entities controlled by him, and for expenses incurred on behalf of the company, net of repayments. The loan is secured by one or more subordinated promissory notes, and accrues interest at the rate of 7% annually. The entire amount of principal and accrued interest due on the loan is payable at maturity on December 31, 2018.

Loan

Lender	Esther Pang
Issue date	04/01/16
Amount	$10,000.00
Outstanding principal plus interest	$6,544.12 as of 12/13/17
Interest rate	10.75% per annum
Maturity date	04/01/20
Current with payments	Yes

Loan

Lender	Able Lending
Issue date	04/01/16
Amount	$364,563.00
Outstanding principal plus interest	$245,572.09 as of 12/21/17
Interest rate	11.74% per annum
Maturity date	05/01/20
Current with payments	Yes

Loan

Lender	Kevin & Megan Sechowski
Issue date	04/01/16
Amount	$10,000.00
Outstanding principal plus interest	$6,475.59 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	04/01/20
Current with payments	Yes

Loan

Lender	Craig Christianson
Issue date	04/12/16
Amount	$10,000.00
Outstanding principal plus interest	$6,674.18 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	04/12/20
Current with payments	Yes

Loan

Lender	Jeff Krause #1
Issue date	04/12/16
Amount	$10,000.00
Outstanding principal plus interest	$6,674.18 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	04/12/20
Current with payments	Yes

Loan

Lender	Michael Smith
Issue date	04/12/16
Amount	$10,000.00
Outstanding principal plus interest	$6,674.18 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	04/12/20
Current with payments	Yes

Loan

Lender	Ed Rhee
Issue date	04/12/16
Amount	$12,000.00
Outstanding principal plus interest	$8,035.82 as of 12/13/17
Interest rate	9.75% per annum
Maturity date	04/12/20
Current with payments	Yes

Loan

Lender	Adam Grosch
Issue date	05/01/16
Amount	$10,000.00
Outstanding principal plus interest	$6,674.18 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	05/01/20
Current with payments	Yes

Loan

Lender	Alden Almagro
Issue date	05/01/16
Amount	$5,000.00
Outstanding principal plus interest	$3,275.10 as of 12/13/17
Interest rate	6.5% per annum
Maturity date	05/01/20
Current with payments	Yes

Loan

Lender	Bradley Schuth
Issue date	05/01/16
Amount	$5,000.00
Outstanding principal plus interest	$3,337.09 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	05/01/20
Current with payments	Yes

Loan

Lender	Micah Hellenga
Issue date	05/01/16
Amount	$5,000.00
Outstanding principal plus interest	$3,337.09 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	05/01/20
Current with payments	Yes

Loan

Lender	Elizabeth Fang
Issue date	05/01/16
Amount	$5,000.00
Outstanding principal plus interest	$3,337.09 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	05/01/20
Current with payments	Yes

Loan

Lender	Meyyappan "Hari" Sevugan
Issue date	05/20/16
Amount	$40,000.00
Outstanding principal plus interest	$27,485.02 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	05/20/20
Current with payments	Yes

Loan

Lender	Randy Mack
Issue date	06/01/16
Amount	$10,000.00
Outstanding principal plus interest	$6,871.25 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	06/01/20
Current with payments	Yes

Loan

Lender	Pacific Premier Bank
Issue date	06/15/16
Amount	$11,890.00
Outstanding principal plus interest	$8,917.11 as of 12/12/17
Interest rate	6.75% per annum
Maturity date	06/15/21
Current with payments	Yes

This is a car loan for a company van.

Loan

Lender	Dickon Isaacs
Issue date	07/01/16
Amount	$10,000.00
Outstanding principal plus interest	$7,066.82 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	07/01/20
Current with payments	Yes

Loan

Lender	Citizens Bank
Issue date	11/29/16
Amount	$20,708.00
Outstanding principal plus interest	$17,385.45 as of 12/13/17
Interest rate	4.71% per annum
Maturity date	12/13/21
Current with payments	Yes

This is a car loan for a company van.

Loan

Lender	Kabbage
Issue date	06/27/17
Amount	$33,400.00
Outstanding principal plus interest	$20,318.30 as of 12/12/17
Interest rate	39.72% per annum
Maturity date	06/27/18
Current with payments	Yes

Loan

Lender	Jim Cox #1
Issue date	07/27/17
Amount	$40,000.00
Outstanding principal plus interest	$41,142.49 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	01/27/19
Current with payments	Yes

Loan

Lender	Kabbage
Issue date	08/09/17
Amount	$14,400.00
Outstanding principal plus interest	$9,960.00 as of 12/12/17
Interest rate	42.69% per annum
Maturity date	08/09/18
Current with payments	Yes

Loan

Lender	Swift Capital
Issue date	08/23/17
Amount	$25,000.00
Outstanding principal plus interest	$15,680.52 as of 12/12/17
Interest rate	19.0% per annum
Maturity date	04/23/18
Current with payments	Yes

$25k Loan

Loan

Lender	Swift Capital
Issue date	08/23/17
Amount	$75,000.00
Outstanding principal plus interest	$47,041.72 as of 12/18/17
Interest rate	19.0% per annum
Maturity date	04/23/18
Current with payments	Yes

$75k Swift Loan

Loan

Lender	Kabbage
Issue date	09/19/17
Amount	$27,000.00
Outstanding principal plus interest	$23,175.00 as of 12/12/17
Interest rate	38.18% per annum
Maturity date	09/19/18
Current with payments	Yes

Loan

Lender	Square Capital
Issue date	09/21/17
Amount	$100,000.00
Outstanding principal plus interest	$86,816.21 as of 12/18/17
Interest rate	10.0% per annum
Current with payments	Yes

Ipsento 606 Square Loan. There is no maturity date and this will be paid back in 9 months

Loan

Lender	Kabbage
Issue date	11/01/17
Amount	$7,600.00
Outstanding principal plus interest	$6,542.33 as of 12/12/17
Interest rate	36.37% per annum
Maturity date	05/01/18
Current with payments	Yes

Loan

Lender	Kabbage
Issue date	11/12/17
Amount	$13,700.00
Outstanding principal plus interest	$14,042.50 as of 12/12/17
Interest rate	36.85% per annum
Maturity date	11/12/18
Current with payments	Yes

Loan

Lender	Square Capital
Issue date	11/27/17
Amount	$10,250.00
Outstanding principal plus interest	$11,360.52 as of 12/18/17
Interest rate	10.0% per annum
Maturity date	11/27/17
Current with payments	Yes

CA Square Loan. There is no maturity date and this will be repaid in the next 9 months.

Loan

Lender	Jim Cox #2
Issue date	12/01/17
Amount	$40,000.00
Outstanding principal plus interest	$40,000.00 as of 12/13/17
Interest rate	9.25% per annum
Maturity date	06/01/19
Current with payments	Yes

Loan

Lender	1st Merchant Funding
Issue date	12/06/17
Amount	$22,000.00
Outstanding principal plus interest	$29,700.00 as of 12/13/17
Interest rate	35.0% per annum
Maturity date	12/06/18
Current with payments	Yes

Loan

Lender	Jeff Krause #3
Issue date	12/06/17
Amount	$40,000.00
Outstanding principal plus interest	$49,458.05 as of 12/13/17
Interest rate	29.0% per annum
Maturity date	03/06/19
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Other	Common stock	$11,500	General operations
5/2017	Other	Common stock	$42,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Ipsento Coffee Co. ("the Company") is a corporation organized under the laws of the State of Illinois. Prior to 2017, the Company operated as three separate limited liability companies under common ownership, and management. The Company provides specialty coffee roasting, wholesale, and retail services.

While we source, roast, sell, and brew beans from coffee farms around the world, Ipsento is far more than a coffee shop. It's a community of people on a journey to experience life's pleasures more fully. Our mission is to have an enlightening effect on those we serve, because while the quality of our coffee speaks for itself, we believe the best coffee tells stories with every cup.

We take in an average of $155,000 in monthly revenue between our two coffee shops and another $45,000 per month through our roasting facility. We aim to open three additional stores over the next four years, which will generate a combined $7M in annual revenues. We're starting to get more recognition from different parts of the city, so our expansion plan includes additional locations spread out around Chicago. Our goal is to bring our coffee and our other craft products and their stories to every corner of the city we know and love.

Milestones

Ipsento Coffee Co. was incorporated as a parent company holding our two cafes and wholesale business in the State of Illinois in November 2017. We have been operating in the Bucktown neighborhood since 2009 and have built national recognition for our coffee roasting, cafes and our barista skills and certification programs.

We have:

- Taught public coffee classes to over 1500 individuals since 2011.
- Named America's Best Coffee House by DaVinci Gourmet in 2013.
- Opened new roasting and quality control lab and training facility in 2014.
- Named one of the 10 best coffeehouses in America by USA Today in 2014.
- Opened our second retail location -- a cafe and cocktail bar along Chicago's 606 bike trail -- in 2016.
- Awarded America's Best Espresso by DaVinci Gourmet in 2016.
- Served more than 45 wholesale accounts.
- Currently we are reaching $200,000 in monthly revenue from our two shops and our wholesale roasting facility.

Historical Results of Operations

Our consolidated holding company was organized in November 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $1,935,160. Our gross margin was 51.25%.
- *Assets.* As of December 31, 2016, the Company had total assets of $210,985, including $25,887 in cash.
- *Net Loss.* The Company has had net losses of $500,453 for 2016.
- *Liabilities.* The Company's liabilities were at $920,818 as of December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $1,221,369 in debt--a third of which has been paid off. All debt payments are current. No loans are in default.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 30 months before we may need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

It is likely that we will require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 30 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Ipsento Coffee Co. cash in hand is $69,695.47, as of December 2017. Over the last three months, revenues have averaged $191,980.55/month, cost of goods sold has averaged $79,223.82/month, and operational expenses have averaged $111,840.35/month, for an average net margin of $916.38 per month.

We have curated loans to cover expenses through the winter when lower revenues makes it especially challenging to cover costs. Debt service is not included in the expenses above. We are profitable when not factoring in debt service.

In mid-March, once sales begin to pick up after winter, we expect to see revenues grow by 10% by the end of 2018.

In lieu of a successful Wefunder campaign, our expenses will remain the same at $112,000, however, upon a successful raise, $200,000 will go towards the build out of the new cafe and expenses will be approximately $45,000 per month thereafter.

We are also currently opening a new cafe in a corporate office, which will increase revenues and will not alter expenses.

We are budgeting the opening of a third location to cost $200,000. We project revenues for the first 12 months of this cafe to be $600,000. This would suggest growth of an additional 25% in revenue.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://ipsento.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Ipsento Coffee Co. Subscription Agreement

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Tim Taylor

Appendix E: Supporting Documents

INVEST IN IPSENTO

Sourcing, roasting, and serving fantastic coffee with class

> *We source, roast, sell, and brew beans from coffee farms around the world. We're also far more than a coffee shop. Ipsento is a community of people on a journey to experience life's pleasures. Our mission is to enlighten those we serve, because while the quality of our coffee speaks for itself, we believe the best coffee tells stories with every cup.*



Timothy Taylor
CEO, IPSENTO


FOLLOW US FOR UPDATES
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IPSENTO COFFEE
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raised of $300K goal
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by Wefunder Portal LLC

Priced Round

$1.5M pre-money valuation | **$27.00**/share

If you invest, you're betting Ipsento will be worth more than $1.5M in the future.

INVESTOR PERKS

$1,350+	- Limited Edition long sleeve "Owner" t-shirt
$2,700+	- "Owner" t-shirt + - Tumbler + - Box of Limited Release Coffee
$6,750+	- All of the above perks + - Coffee Experience Class* vouchers for two *A three-class experience including Coffee 101, Barista Basics classes and a coffee tasting experience
$13,500+	- All of the above perks + - 20% Owner Lifetime Discount Card on all Ipsento purchases.
$27,000+	- All of the above perks + - Private barista training sessions* *Three individual session catered to what you want to focus on learning.
$67,500+	- All of the above perks + - Complete Pourover Package* *Includes, V60, filters, Baratza Grinder, Acaia gram scale, Fellow Stagg electric water kettle

OUR AMBITION

We make $200,000 in monthly revenue between our two coffee shops and another $45,000 per month through our roasting facility. We aim to open three additional stores over the next four years, which will generate a combined $7M in annual revenues. We're starting to get more recognition from different parts of the city, so our expansion plan includes additional locations spread out around Chicago. Our goal is to bring our beans, coffee, and stories to every corner of the city we know and love.

KEY FACTS

- $2,133,548 revenue to date in 2017.
- Opening third location.
- Named America's Best Coffee House by DaVinci Gourmet in 2013.
- Named one of the 10 best coffeehouses in America by USA Today in 2014.
- Earning $200,000 in monthly revenue from two shops and one wholesale roasting facility.
- Signed more than 45 wholesale accounts.

ipsento.com

from Chicago Illinois

FOOD RETAIL B2C ALCOHOL SUSTAINABILITY COCKTAILS EVENTS COMMUNITY BAKERIES HOSPITALITY WINE CAFE COCKTAILS COFFEE COMMUNITY

Why I Like Ipsento

I met Tim after reading an article about Ipsento. At the end of the piece, it mentioned he might be looking for investors. We met, and he impressed me from the very start with his passion for coffee, knowledge, good humor, and perhaps most importantly, a genuineness that put me at ease. He was honest and a truly open book regarding his business and its current and future prospects. When making a private investment of this nature, trust in the entrepreneur's integrity is paramount, just as essential as their competence and drive. Tim is the real deal. Ipsento is a business and brand with a great future. Participating in the Ipsento expansion is a great opportunity as an investor.



Jeff Krause

SENIOR SOFTWARE ENGINEER AT SUN TRADING

INVESTED THIS ROUND

THE BUZZ ABOUT IPSENTO

"It's an energetic warm hospitality, a unique vibe of their passion for their customers and for the coffee and for their shop."



Chris Deferio

Host/Producer: Keys to the Shop Podcast

This is one of my favorite coffee shops in Chicago! I used to live a block away and came here several times a week, and now whenever I visit the city I make sure I stop by here. Their staff is genuinely kind and interested in getting to know customers.

Linnea P.

Yelp Reviewer

I love coffee and I love this place! Their space is simple but their coffee menu is beyond simple. Their signature coffee is delicious and like nothing else you have tried. Go ahead and give em a try. You won't forget their coffee beans ever!!

Eddie U.

Yelp Reviewer

Chicago Tribune

Coffee lovers: Here's where to find 26 of our favorite cups

These coffee shops, cafes and restaurants pour some of the best coffee in Chicago.

December 11, 2017 @ chicagotribune.com

A Sandwich a Day: The F. Scott Fitzgerald at Ipsento | Chicago

Bucktown is not wanting of tiny hole-in-the-wall coffee shops ideal for curling up with a good book. The challenge, though, is finding one with a strong brew, cozy space, and decent grub to fuel the hours of page turning. These three factors converge at

December 11, 2017 @ chicago.seriouseats.com



21. Ipsento, Chicago from America's Best Coffee Shops Slideshow

Another Wicker Park coffee shop, Ipsento may be one of Chicago's best known small-batch roasters.

December 11, 2017 @ thedailymeal.com

24 U.S. Coffee Shops To Visit Before You Die

Time for a (highly caffeinated) road trip.

December 11, 2017 @ buzzfeed.com

Ipsento Coffee | Daily Coffee News by Roast Magazine

Academy of Coffee Excellence Atlas Coffee Importers Balzac Brothers Boot Coffee Cablevey Conveyors Cafe Imports Coffee Fest Diedrich Roasters Diedrich Roasters InterAmerican Coffee InterContinental Coffee Trading Olam Specialty Coffee Reunion

November 28, 2017 @ dailycoffeenews.com

Ipsento Coffee

While coffee has a way of bringing people closer to each other, Ipsento believes it should bring you closer to the farmers behind each cup, too.

November 28, 2017 @ enjoyillinois.com

10 best coffeehouses across the USA

It takes more than beans to serve a great cup of coffee. The country's best coffeehouses also specialize in hospitality, says David Heilbrunn, who runs Coffee Fest, a trade show that promotes specialty coffee: "They know their customers. You

November 28, 2017 @ usatoday.com

Ipsento Coffee House: A Bucktown, Chicago Bar.

Ipsento Coffee House: A Bucktown, Chicago Bar. Known for Coffee, Sandwiches.

November 28, 2017 @ thrillist.com

4 Chicago Spots With Can't-Miss Pumpkin Spice Lattes

It's true that the pumpkin spice trend has gone too far (pumpkin spice hummus? Is nothing sacred?), but that doesn't mean that we should abandon it completely. Basic or no, pumpkin spice lattes are delicious, and they're even better when they come

September 19, 2017 @ chicagoist.com

Free doughnuts from Ipsento 606 will get you through to the weekend

There are a lot of reasons to be grateful for Fridays and now Ipsento 606 is giving us another.

March 30, 2017 @ chicagotribune.com

The most gorgeous latte art in Chicago

Chicago has a lot of great coffee shops, which is likely why you encounter many folks taking photos of their coffee. Some of the frequently Instagrammed cups of joe feature latte art-the decorative steamed milk designs that sometimes accompany

February 9, 2017 @ timeout.com

The New Ipsento Coffee Is A Chicago Destination

Just in time for summer, the second Ipsento Coffee location is now open for business, located conveniently adjacent to The 606 elevated trail that runs through Chicago's Wicker Park and Logan Square neighborhoods.

May 31, 2016 @ sprudge.com

606-Adjacent Coffee and Cocktail Shop Opens on Monday

A summertime stroll along The 606 is about to get a lot tastier thanks to a new Ipsento located adjacent to the Milwaukee Ave. entrance of the elevated trail. Opening on Monday, according to Chicagoist, the shop is located at 1813 N. Milwaukee

May 27, 2016 @ chicago.eater.com

Cost of Cup of Coffee Often Climbs After Minimum Wage Hikes

Thanks to recent minimum-wage hikes in about three dozen cities and states, there's a good chance the barista pulling your double nonfat latte got a pay raise this year. And depending on where you live, those higher wages might have added a few

July 20, 2015 @ nbcnews.com

Eight of the best cafes in the USA

After a morning of exploring, a well-deserved cup of coffee can provide the perfect pick-me-up. Ahead of your trip, take a look through this list of the USA's best coffee shops Twenty years ago - back in the formative years of rediscovering our own British

May 1, 2015 @ telegraph.co.uk

The USA's 12 Best Independent Coffee Shops

The USA has had a bad reputation at times for our watered-down, frilly coffee. But beyond the mega-chains and cheap diners, there is a coffee culture that is passionate about the perfect brew. We look at 12 independent coffee shops that are paying

April 21, 2015 @ theculturetrip.com

Signature Drinks: The Ipsento Latte - Fresh Cup Magazine

There is a lot that goes into the perfect signature drink. A drink might taste pretty good, but before it makes its way onto the menu as a signature staple, it has to run through a gamut of beverage ideals: balance, character, originality, affordability,

August 5, 2014 @ freshcup.com

Ipsento Coffee Expanding With Roasting Room, 'Geeky Coffee Equipment'

Popular neighborhood coffee shop Ipsento is looking to expand its wholesale operation. "The Milwaukee and Western intersection hadn't seen much attention other than Belly Shack [at 1912 N. Western]. Beyond just coffee for me, it's part of creating

February 14, 2014 @ dnainfo.com

Best Coffee in Chicago

Chicago is a city full of ambitious imbibers, and one look at the city's explosive coffee scene proves it. Check out any one of these top-notch Windy City coffee joints for a taste of the best coffee in Chicago.

August 12, 2011 @ imbibemagazine.com

Ipsento Designed a Coffeeshop for the People

Good coffee can feel intimidating. So while coffee itself is a huge part of what we do, our main focus is on people. Our baristas ask customers, "Tell us what you're looking for flavor-wise and we'll tell you what kind of coffee would be a good fit for you." And we do tastings and classes, including latte art classes, which few other coffee shops do. By focusing on buying quality beans from quality farmers instead of our own craft, we're allowing the coffee experience to center around the customer.



The Ipsento Experience: Good coffee sourced by hand from quality farmers paid fair wages



Ipsento's video submission for America's Best Coffeehouse Competition

The Best Coffee Tells a Story

We partner with world-class farmers to offer freshly roasted coffee that highlights not only the country of origin and terroir of the soil in which it was grown, but also the hard work of the farmer. Our emphasis is on single origin micro-lot coffees that change seasonally, and we offer both green coffee and roasted coffee, ground or unground, available not just to our local Chicago customers, but available to ship anywhere in the U.S.

  

  

Join us in Building a 3rd Location

Our two locations are within a half mile of each other but are conceptually different. The original location is a coffee shop with $65,000 a month in revenue, while the newer location, Ipsento 606, files $100,000 in monthly revenue by transforming from a coffee shop to a bar every night. These two locations are both successful--even while being located less than 1/2 mile apart. For our third location, we're focusing on spreading out around town in a high-foot traffic area. A successful round of funding is what will make this possible.


Ipsento Coffee
Hip, cozy coffeehouse
with light fare
Ipsento 606
Sleek coffeehouse
& cocktail bar
Lincoln Park Zoo
Chicago History Museum
WICKER PARK
OLD TOWN
NEAR NORTH SIDE
Navy Pier
WEST TOWN
RIVER NORTH
Chicago French Market
The Chicago Theatre
EAST GARFIELD PARK
Chicago

Started in 2006 and Now We're Here

Our founder, Tim, needed caffeine to get through college but found he hated the taste of low-quality coffee. Instead of just forcing himself to drink bad coffee, Tim began meeting with local roasters to buy fresh beans. This decision changed his life. Soon, Tim was flying around the world to visit coffee farms and source the beans himself. On one of those trips, he realized these beans were quality enough not just for his own tastes, but for potential customers, so he started a coffee import business called Coffee Ambassadors. After several years, he combined the import business with Ipsento, a brick-and-mortar open since 2006, to expand his reach even further. We've been serving Chicago ever since.

2007

Founded Coffee Ambassadors

A direct trade importer and roaster

2009



Acquired Ipsento

Reinvented the Ipsento brand and started roasting coffee in house.

2011

Public Coffee Classes Launched

2012

Rebrand Coffee Ambassadors as Ipsento Coffee

2013

America's Best Coffeehouse

Ipsento wins "America's Best Coffeehouse" competition.

2014

Ipsento Coffee Lab

Ipsento Coffee Lab opens where roasting, training and quality control are managed.

2015

1,000th Student

1,000th student learns about coffee through Ipsento's coffee education program.

2016

Best Espresso

Ipsento wins "America's Best Espresso" competition.

2016

Second Location

Ipsento opens a cafe and cocktail bar along Chicago's 606 trail.

2017

Alliance for Coffee Excellence

Ipsento's owner, Tim Taylor joins board of directors at Alliance for Coffee Excellence.

January 2018

Many Owners: Ipsento offers ownership to the crowd

Ipsento launches equity crowdfunding round on Wefunder to raise money for expansion from friends, family, and customers all around Chicago and the world. We become one of the first coffeeshops owned by everyone.

Summer 2018

Third Location

We're currently scouting neighborhoods for our third location. If all goes well we should open in Summer 2018.

Early 2019

Expand Production

Growing wholesale demand means we need to increase production. We plan to expand our production facility in a year.

2022

Seven Locations

By 2022 we hope to have seven locations to experience world class coffee around Chicago.

Let's Brew Stories Together

Ten years ago, I acquired a small neighborhood coffee shop that had shuttered its doors in a tough economy. With no capital and the help of some good friends, in a few short years Ipsento grew to be one of Chicago's most celebrated coffee brands.

Ipsento is truly a hyper-local brand. Our two cafes and roasting facility are all less than ½ of a mile from one another. Because of this, our community base of customers is quite strong. Our staff is close-knit. Our customers are not only loyal, they've become our friends. So when it came to funding our growth, it really made a lot of sense to reach out to our community to do so. With that, we're extending an equity offer to our staff and customer base and whoever else is a fan of Ipsento (or "the little guy") to kickstart the next phase of our growth beyond the borders of Chicago's Bucktown neighborhood. In so doing, we will be one of the first independent coffee companies to be owned by its staff and customers.

The opportunity is unique. If you have enjoyed an experience with us -- if you have been encouraged by our staff, energized by our coffee, inspired by our story -- and would like to be a part of the next chapter, then investing in Ipsento may be a fantastic fit for you.

Consider making history with us by purchasing shares in one of the nation's first community and employee-owned coffee companies.

Growth in First Two Locations



$2.5M
$2M
$1.5M
$1M
$500K
$0
Revenue 2017: $2,133,548
Average Annual Revenue Growth: 41.59%
2009
2010
2011
2012
2013
2014
2015
2016
2017
Annual Sales
Avg. Annual Revenue Growth

Numbers from Our First Two Locations

$65,000	$100,000	$45,000
Monthly revenue in our first location	Monthly revenue in our second location	Monthly revenue in our roasting facility

Founder



Timothy Taylor

CEO

In 2009, Tim Taylor took over a shuttered business and turned it into the thriving business that it is today. He's committed to success. He's raising up a strong team for the next stage of growth.

AND THE REST OF THE TEAM



Phil Bloss

Director of Operations

Former senior client success manager at Oracle.



Harris Nash

Director of Wholesale

Previous cafe manager who now runs our wholesale department.



Jennifer Haare

Director of Training and Staff Development

Worked up from barista to shift coach to our first-ever director of training and staff development.



Kathy Klimentowski

General Manager

Interview

Wefunder interviewed Tim Taylor on October 20, 2017.

– COLLAPSE ALL

WF: What is Ipsento?

TAYLOR: Ipsento is a Chicago-based coffee business that's been around for about 10 years now. We source coffee from coffee farms, roast it, brew it in shop, and sell the beans for people to take home.

Outside of our cafes, we offer public classes and wholesale coffee. We have about 40 wholesale accounts, including other cafes and restaurants as well as offices and churches.

WF: How did the company start?

TAYLOR: In college, I (Tim) was attending classes and working full time, so I was in need of caffeine. That's when I was first exposed to coffee. I didn't like it initially, but I didn't like soda and other forms of caffeine either, so I started looking into how to get a better cup of coffee. This led to learning about local roasters: buying from a roaster was going to give me fresher coffee that tastes better.

I became increasingly interested in coffee and eventually made my way to a coffee farm. I worked for U.S. Airways and would use my free flights to visit coffee farms. This led to me roasting fresh coffee myself, at home, in a popcorn popper. It was some of the best coffee I'd ever had, and I started to become really passionate about it.

The first business I started, called Coffee Ambassadors, does coffee imports. It's now one of the branches of our business. I travel to different parts of the world, develop relationships with coffee farmers, and buy their coffee. If they're delivering high quality, they're rewarded with a great price. By great, I mean two to three times the commodity price for coffee. As a craft roaster and craft retailer of coffee, we want to partner with craft growers as well.

I started 'toll roasting'-- sharing a roaster with other roasters. Eventually I got my own roaster and would take it out to farmers markets and sell beans there. Our first shop gave us a more permanent roasting space where we could also retail coffee and espresso.

WF: How do you stand out in the coffee business, where many people just want a quick cup and may not care about quality?

TAYLOR: We were one of the early adopters of the "farm-to-table" model. Because of Coffee Ambassadors, our retail operation was able to offer extremely fresh coffee that had been directly and ethically sourced

We are now part of a growing number of roasters who are visiting coffee farms, tasting coffees, and vetting their quality. They'll roast and taste (cup) samples from importers or farms to decide whether or not they want to buy that coffee. That's typically not how things have been done.

Ten years ago very few roasters were doing that. They were just buying from an importer a Guatemalan or Mexican or Kenyan coffee. They wouldn't even think about sampling it in advance. All that mattered at the time was where it was from.

I'm combining a personal passion for travel and culture with a palate that appreciates finer goods, like great coffee. I'm into cheese and beer and wine and fresh vegetables from a garden. We want to be known as a farm-to-table coffee provider.

When I first started, I focused a lot on the stories of the coffee farmers. But, those stories became trendy really fast. After a few years, I decided I didn't want to sell the plight of the poor coffee farmer. I completely abandoned that and started focusing on quality coffee, but then I was under-telling the story of how we sourced the coffee from farms and are paying literally twice as much as most coffee roasters for the coffee to ensure good quality.

Since then, we've started doing a bit more marketing. We just finished a video that tells our story a little bit more, to communicate who we are and how we do coffee and what's different about it. We also do a lot of events in our coffee houses in Chicago. We do tastings and classes, including latte art classes. We're giving people a hands-on experience to engage with our craft in that way. Those are things that very, very few coffee shops do that we do, and those help us stand out as a leader in the craft coffee arena.

WF: How successful are your existing retail locations?

TAYLOR:

We have two cafes and a separate roasting facility in Chicago. The location we call the 606 is on a popular bike and running path in the heart of Wicker Park, Bucktown, and Logan Square. The trail is called "the 606" because it connects multiple neighborhoods and zip codes that start with 606. Our shop is located at a very popular stop on the trail, right at Milwaukee Ave. At that cafe, we're taking in around $100,000 a month in revenue.

At our original location, we're earning about $65,000 a month. The original location was close to $100,000 until we opened the 606 store. Both cafes are within a half mile of each other. One of the downsides to being close is we're taking some of the other store's sales. But between the cafes, we're taking in $165,000 to $170,000 per month, and in the wholesale department, we're taking in about $45,000 per month.Our coffee is definitely the most expensive in the city, but it's still priced so it can be approachable to the masses, because otherwise, we'd have a much smaller customer base. Our margin isn't as big as others because we're buying more expensive coffee and not marking it up as much.

WF: How quickly do you want to expand?

TAYLOR: Part of our game plan is to open three cafes over the next four years. We want to raise money to start the first one and build it out completely. Through the revenues we earn there and in addition to our other cafes, we'll be be able to open up the next two cafes.

WF: Where do you plan to place three new locations?

TAYLOR: We placed the first two in close proximity to each other because we had a great opportunity. The 606 location is a cafe by day and a bar by night. The original location is just a cafe. They're slightly different concepts and both locations are fantastic.

But the plan with the next shops is to spread out around town. We're starting to get more recognition from different parts of the city, and every week we get real estate agents reaching out to say, "Hey, here's a great spot for your third location." They're saying they want us in different buildings around the city, so we feel like we need to go where people can't currently buy our coffee. We have a couple of locations in mind, but we want to have a successful round of fundraising before we pull the trigger. In looking at possibilities, I'm focusing on foot traffic. I want to find people who are commuting, so we need to be near a train line or a high-traffic bus line. Both our existing locations are in areas where lots of people walk. We have been eyeing places in the Loop, downtown, where there isn't much parking, but there's so much foot traffic that it's still absolutely worthwhile to put a location there.

WF: How competitive is Chicago's coffee market?

TAYLOR: It's not saturated at all. I think there's a growing market for what's called third wave coffee -- some even call it progressive coffee -- this higher-quality, more engaging experience, where a roaster has freshly roasted beans but is also paying attention to all the details in what produces a great cup. These shops have baristas who are highly trained and capable, and who are actually considering this a career path, because we pay them well. There's an increasing interest in the market for this type of coffee.

In that sense, I'd say there is definitely room for growth. Once a month, we have an event where we invite five other roasters to bring their best coffee, any coffee they want, and we do a side-by-side blind public tasting. Part of that is to foster a spirit of collaboration with roasters in that community, but it's also our way of saying, "There is room. We're not afraid of you liking somebody else's beans more than ours," as well as, "We'd also like you to see that ours are pretty good compared to the competition." It's not so tight of a market that we have to fight each other for accounts.

Of course, as we expand the wholesale side of the company, there will be more competition. If there's a cafe that does great coffee, every roaster wants to supply that cafe.

WF: What concerns do you have about expanding and how do you plan to address them?

TAYLOR: We want to make sure the quality stays the same. Right now, our stores and production are within a mile of each other. When we expand, it won't be as easy as just walking down the block to check in. We are talking about product quality, but also staff. We may not see everyone every day, so we will need to be even more intentional with company-wide communication, as well as one-on-one communication.

So far we've been really lucky with staff, and as we grow we want to see them in leadership positions. Jenny is our director of training and staff development, and her job is solely focused on training and developing our staff, counseling them, and giving them direction for career paths in coffee. That's really helped a lot in getting people to take the job much more seriously and move toward leadership roles, which helps with turnover. It can be hard to manage young people, but it's really rewarding to challenge them and watch them grow in the company.

We want to make sure that these new leaders are given the tools to succeed, and growing people professionally has been a big focus this year. We want to make sure that people are able to understand cost-benefit analysis and think critically about our role in the industry. We need to make sure that our staff is equipped to do that.

WF: Who's on your team?

TAYLOR: It's taken me almost two years to form a solid leadership team. There are five of us on this core team who meet weekly to discuss every aspect of the business. They're carrying a lot of the weight.

Phil Bloss is our director of operations, and he's incredibly capable. He interned for our wholesale entity ten years ago, before we owned any cafes, and he was excellent. Nine years later, after wanting to move out of the corporate world, he visited our new cafe and said "Whoa! This is exactly what I want to do with my life." He started as a bartender, moved to barista, and recently worked his way up into the role of director of operations.

Harris Nash is our director of wholesale. He managed both of our cafes and is incredibly people-oriented. People love him, and he loves coffee, so when wholesale took off it was a perfect fit.

Jennifer Haare is our director of training and staff development. She's been with the company four years now, and she's worked her way up from barista to shift coach and became our first-ever director of training and staff development two years ago, just before we opened our second cafe.

Kathy Klimentowski is our general manager. She was a regional manager for another coffee company in town. She applied with us a couple times and it wasn't the right fit at the right time, and then that other company went out of business. She came in as a store manager for our original store, and now her role is to oversee both stores.

Beyond that, we have have a few other managers: 606 cafe, 606 bar, donut production, office, and wholesale production. Below them is a team of six shift managers. Then we have the barista team.

WF: How do you ensure the staff is performing quality work?

TAYLOR: We have an intense training program that asks more from our employees than a typical barista job. We want to attract high-performing individuals from the outset, and set our standards high. Full barista certification takes about four months, and everyone is on the same page with expectations. Fully-certified staff receives a quarterly evaluation to make sure their skills are up to snuff.

We also take care of our staff. When people feel valued and supported at work, they tend to perform better as well. By creating a space for direct feedback from management-- the evaluations and training-- we are able to call people to standard but also get to know them on an individual level.

Our quarterly all-staff meetings are a place to get feedback from staff. We do some surveys and have a regular Q&A time when staff can ask difficult questions about things like pay and time off. They may be wondering why things are set up a certain way or feeling like they haven't received enough definition or reason for why that is. Those staff meetings are where they get to ask whatever they want.

We have multiple tiers of leadership, starting with our shift coaches, who are like managers on duty. That's where we start investing in leadership and expecting them to evaluate others and address whatever problems they have. Through them, we're able to see, "Okay, where is the staff right now? Where are they at with their enjoyment of the job right now?".

WF: Why is employee development important to you throughout the company?

TAYLOR: One of the most consistent, positive types of feedback we receive through reviews is how engaging our staff is with the customers. It's core to our mission is to engage people with an immensely satisfying coffee experience. When we hire staff, we try to hire people who are into other people, who seem like they can serve and want to serve and give people a delightful experience. So far, that's served us well. We can train people who are good with people to make great coffee. It's harder to take somebody who's great at coffee and not good with people and teach them to be good with people.

WF: What makes Ipsento different from other coffee shops?

TAYLOR: We started in 2006, so we've been doing craft coffee for a while, and we've learned what does and doesn't work. While the coffee itself is a huge part of what we're doing, we're also focusing on people. For a good five or six years, the industry was super absorbed with itself. We all discovered this new way of doing coffee, craft coffee, and roasting fresh, and it started to become a trend. Now, the industry is starting to recognize that we kind of forgot our customers in the process. For years, the main adjective used for baristas was "pretentious." Anybody walking into a higher-end coffee shop would feel intimidated. It was a pretentious industry. So we began to focus more on engagement.

We made the menu easy to understand. Our first menu actually had a drawing of the volume of espresso and milk in different color, which made it really easy to understand, "What is a macchiato? What is a latte? What is a cappuccino?" It told you, pictorially, how much foam, how much milk, how much espresso was in each. Then, when we greet people at the register, our baristas say, "Is there anything we can help you understand better? Tell us what you're looking for flavor-wise, and we'll tell you what kind of coffee would be a good fit for you."

We're making it more centered on the customer than on our craft. Engaging people requires meeting them where they are and then drawing them into what we do. It also means anticipating their needs and satisfying them-- sometimes it's as simple as giving them the wifi password and some water before they realize they want it. When you value people, they feel it and respond in kind, and this is a big part of what's made Ipsento such a unique community.

WF: How do you acquire new retail customers? ^

TAYLOR: When we opened our second location, we had our fourth-busiest day to date, with very minimal advertising. We didn't even have a sign yet-- just a piece of paper in the window that said Ipsento. We took in about $4,000, way more than average, on our first day in business. What that tells me is that people know about Ipsento, our brand, enough to say, "Hey, I want to check out the new location.

Sometimes we'll do paid and non-paid advertising on Facebook. We also make a point to be at industry events like competitions and trade shows. But otherwise it's mostly word-of-mouth and letting the product speak for itself. We have a decent following on Instagram. All those things are contributing to building awareness of who we are in Chicago as a premier roaster and retailer.

WF: How does the wholesaling business work? ^

TAYLOR: Up until recently it wasn't really a focus-- wholesaling was passive, in that we were letting people come to us and we'd sell them coffee if they asked. But this year, we transitioned one of our managers into our wholesale business and created a new support and sales role. He supports our existing accounts, and he has help doing that, but he's also out two days every week reaching out to new accounts. He's only been in that role for two or three months, but he's starting to get some great traction. That's our first time we've really invested in anyone besides myself in a sales role, and it's going really well.

We have about 45 wholesale accounts. One of the best types of accounts is a cafe that does coffee well, because they represent our product well and are typically more high volume.

The best account of all is another Ipsento store. When we develop our next three stores, we'll be creating our own large wholesale accounts. That will grow the wholesale end of the business, because we are having transactions between the wholesale entity and the retail entities. Each is their own entity for now.

WF: What differentiates Ipsento's wholesale business? ^

TAYLOR: In the Chicago market, we're the only roaster that is self-distributing and supplying technical support training and equipment support for other cafes. We do everything in-house, and we don't outsource any of that, whereas for other roasters who go through distributors, the distributors supply those needs, and because of that sometimes you don't have control over how fresh that coffee is. We didn't want to go through a distributor because we wouldn't be able to have the type of quality control that is important to us. We wouldn't know how long our coffee has been sitting in a warehouse, waiting to be delivered. We wouldn't know the quality of their training program. So we prefer to handle everything ourselves. This also creates a space of really getting to know the people we are supplying, and we like that.

WF: What do you plan to do with money from Wefunder investors? ^

TAYLOR: We're raising funds to open our third cafe, and to transfer some debt to equity because right now that ratio is not balanced. The imbalance is making it difficult to pay down our debt each month, and we want to change that.

We hope to get a lot of investors on board. Last time we raised funds through loans, we ended up with about 26 loans, all from locals, ranging from $5,000 to $40,000. Those were to help us open the next store. I really believe that if we make investing a little bit more approachable, a lot of people will want to own a stake in their local coffee shop. I think the people in our neighborhood totally get what we're going for and would want to buy in. We want to be the premiere community and employee-owned coffeeshop.

For investors who aren't local, I'd want them to know how invested we are locally. We donate regularly to local schools and other community organizations. We also support local artists: all of our coffee sleeves and coffee bags have been screen-printed locally by hand. Our design work and a lot of our furniture was made by hand locally. That's the level of craft and passion we're trying to put into our products. It's not just the beans inside, but also the packaging and the environment. That's the kind of company we want to be, and those are the coffee companies that are growing these days -- the ones pushing forward with this craft perspective, that this brand that is a lifestyle brand, not just a caffeine hit.

Beyond that, we do have projections to sell a lot more. When we grow ourselves and grow our brand around town with our own cafes, that's going to build demand for our wholesale product, so there should be a ripple effect.

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RISKS

1 **Labor shortages, an increase in labor costs, or an inability to attract employees could harm our business.**

Our employees and our ability to deliver an enjoyable cafe experience to our customers will be essential to our operations. If we are unable to attract and retain enough qualified coffee personnel at a reasonable cost, and if they do not deliver an enjoyable customer experience, our results may be negatively affected. Additionally, competition for qualified employees could require us to pay higher wages, which could result in higher labor costs.

2 **Competition**

The cafe business is highly competitive. Although we believe we have a strong brand and will have strategic locations, there are many existing coffee shops in our market. Some of these competitors have substantial financial and marketing resources as well as a longstanding customer base. As a result, these competitors may be able to devote greater resources to marketing and sales than us. While we continue to retain customers where our current cafes exist, there can be no assurance that we will compete successfully in other neighborhoods.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Ipsento is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Tim Taylor

Owner at Ipsento

Ipsento • Moody Bible Institute

Greater Chicago Area • 500+

Send InMail

From the coffee farm to a coffee cup, I have experience with every step of the process involved in creating the perfect cup. I consult with and train customers in setting up a successful, quality driven and innovative coffee program. I have experience working with restaurants, independent coffee shops, offices and churches. My aim is to engage people with a deeper and more profound coffee experience.

Specialties: I'm a roaster, cupper (taster), coffee buyer, barista trainer, coffee consultant and educator. I'm certified by the Specialty Coffee Association of American as a Lead Instructor.

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Experience

Owner
Ipsento
Apr 2009 – Present • 8 yrs 9 mos
Chicago

Awarded America's Best Coffeehouse - 2013

Owner
Ipsento Coffee
Jan 2006 – Present • 12 yrs
Greater Chicago Area

Owner, Founder, and President

Customer Service Agent
US Airways
Nov 2003 – Apr 2007 • 3 yrs 6 mos

The free travel was great. However in managing the Lost Luggage department at O'Hare, I spent a lot of time apologizing and assuring people we would recover their "delayed" bags.

Education

Moody Bible Institute
BA, Biblical Studies
2000 – 2005

Featured Skills & Endorsements

Coffee · 44	Endorsed by **4 of Tim's colleagues at Ipsento**
Entrepreneurship · 26	Endorsed by **3 of Tim's colleagues at Ipsento**
Management · 25	Endorsed by **3 of Tim's colleagues at Ipsento**

See 22 more skills

Recommendations

Received (0) | Given (2)

Fernando Mercado
Senior/Lead Digital Strategist
October 26, 2011, Tim was a client of Fernando's

Fernando has served our companies pro bono in order to be supportive of a business model he believes in as well as to expand his experience into the world of coffee and the direct trade approach to business. Fernando is self driven and professional. He produces a very high quality level of work. He is dependable, reliable, competent and capable. Fernando offered us his creative talents with regard to photography and graphic design. He also pitched in to the strategy for our complete product package displaying a knack for business acumen.

Liz Mikel
Engaging our Local Community and Coaching Marketing at Thrivent Financial
June 20, 2011, Tim was senior to Liz but didn't manage directly

Liz is driven and organized. She communicates well. Give her structure and she'll give you results.

Accomplishments

1 **Language**
Spanish

1 **Organization**
Roasters Guild

1 **Publication**
Crafting A Succesful Brew Demo

Interests

Moody Bible Institute
13,933 followers

Coffee Connections
30,491 members

EspressoCommunity
7,226 members

L3C Connect
4,109 members

Specialty Coffee Professionals
52,782 members

Coffee Ambassadors
241 followers

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